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                                                                    Exhibit 23.2





INDEPENDENT AUDITORS CONSENT'

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-84092 of Republic Airways Holdings Inc. of our report dated March 7, 2002 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Information" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Indianapolis, Indiana
May 17, 2002